                                                     Registration No. 333-______
                                                     Filed February 13, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                     Peoples Heritage Financial Group, Inc.
    ------------------------------------------------------------------------
    (Exact Name of Registrant as specified in its Articles of Incorporation)

        Maine                                                           01-0437984
------------------------                                ---------------------------------
(State of incorporation)                                (IRS Employer Identification No.)

                                  P.O. Box 9540
                               One Portland Square
                           Portland, Maine 04112-9540
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)



                           1996 Equity Incentive Plan
     Amended and Restated 1995 Stock Option Plan for Non-Employee Directors
--------------------------------------------------------------------------------
                           (Full Titles of the Plans)


William J. Ryan                            Copies to:
Chairman, President and                    Gerard L. Hawkins, Esq.
  Chief Executive Officer                  Elias, Matz, Tiernan & Herrick L.L.P.
Peoples Heritage Financial Group, Inc.     734 15th Street, N.W.
P.O. Box 9540                              Washington, D.C.  20005
One Portland Square                        (202) 347-0300
Portland, Maine 04112-9540
(207) 761-8500
--------------------------------------
(Name, address and telephone number of
agent for service)


                     Index to Exhibits is located on page 5.

                         CALCULATION OF REGISTRATION FEE

            Title of                                        Proposed                   Proposed
           Securities                                        Maximum                     Maximum                      Amount of
              to be                 Amount to be          Offering Price                Aggregate                   Registration
           Registered               Registered(1)           Per Share                Offering Price                      Fee

-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $0.01                        708,050                 $30.30(3)                $21,453,915(3)                  $ 6,328.91


Common Stock, par
  value $0.01                        806,950                 $44.75(4)                $36,111,012(4)                  $10,652.74
                                   ---------                                           ----------                      ---------

Total                              1,515,000(2)                                       $57,564,927                     $16,981.65
                                   =========                                           ==========                      =========

------------------------------------------------------------------------------------------------------------------------------------



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Peoples Heritage Financial Group, Inc. ("Company" or "Registrant") 1996 Equity Incentive Plan (the "Equity Plan") and the Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors Plan") (the Equity Plan and the Directors Plan are referred to together as the "Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share, of the Company (the "Common Stock").

(2) Represents 1,250,000 shares currently reserved for issuance under the Equity Plan and 265,000 shares currently reserved for issuance pursuant to the Directors Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the 708,050 options to purchase Common Stock which are outstanding under the Plans as of the date hereof ($31.00 for the outstanding options to purchase 640,550 shares under the Equity Plan and $23.65 for the outstanding options to purchase 67,500 shares under the Directors Plan).

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 806,950 shares for which awards have not been granted under the Plans (609,450 shares under the Equity Plan and 197,500 shares under the Directors Plan) is equal to the average of the high and low prices of the Common Stock on February 9, 1998 as reported by the Nasdaq Stock Market's National Market.

                           --------------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                   (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

                   (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above; and

                   (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-B filed with the Commission on May 20, 1988; and

                   (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.            DESCRIPTION OF SECURITIES.

         Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM. 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Section 719 of the MBCA sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition,
Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated Section719.

         Article VI of the Bylaws of the Company provides that the directors, officers, employees and agents of the Company shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Company. In addition, the Company carries a liability insurance policy for its directors and officers.

ITEM 7.            EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.            EXHIBITS


         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


          No.              Exhibit                                                                                Page
          ---              -------                                                                                ----

          4                Common Stock Certificate.                                                              (1)

          5                Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                           as to the legality of the securities                                                   E-1

          23.1             Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                           (contained in the opinion included as Exhibit 5)                                       --

          23.2             Consent of KPMG Peat Marwick LLP.                                                      E-3

          24               Power of attorney for any subsequent amendments
                           (located in the signature pages of this Registration
                           Statement).                                                                            --

          99.1             1996 Equity Incentive Plan                                                             (2)

          99.2             Amended and Restated 1995 Stock Option Plan
                           for Non-Employee Directors                                                             (3)

          ----------------

          (1) Incorporated by reference to the Company's Registration Statement on Form 8-B, filed with the Commission on May 20, 1988.

          (2) Incorporated by reference to the Registrant's Definitive Proxy Statement, filed with the Commission on March 20, 1996.

          (3) Incorporated by reference to the Registrant's Definitive Proxy Statement, filed with the Commission on March 21, 1997.

ITEM 9.                    UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on this 12th day of February 1998.

                             PEOPLES HERITAGE FINANCIAL
                              GROUP, INC.

                             By:/s/ William J. Ryan
                                ------------------------------------
                                William J. Ryan, Chairman, President
                                and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints William J. Ryan his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/ Robert P. Bahre                                       February 12, 1998
------------------------------------------
Robert P. Bahre
Director


/s/ Everett W. Gray                                       February 12, 1998
------------------------------------------
Everett W. Gray
Director


/s/ Andrew W. Greene                                      February 12, 1998
------------------------------------------
Andrew W. Greene
Director


------------------------------------------
Katherine M. Greenleaf
Director

/s/ Dana Levenson                                         February 12, 1998
------------------------------------------
Dana Levenson
Director

/s/ Robert A. Marden, Sr.                                 February 12, 1998
------------------------------------------
Robert A. Marden, Sr.
Director


/s/ Malcolm W. Philbrook, Jr.                             February 12, 1998
------------------------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Pamela P. Plumb                                       February 12, 1998
---------------------------------------------
Pamela P. Plumb
Vice Chairman


/s/ William J. Ryan                                       February 12, 1998
------------------------------------------
William J. Ryan
Chairman, President and Chief
  Executive Officer
(principal executive officer)


/s/ Curtis M. Scribner                                    February 12, 1998
------------------------------------------
Curtis M. Scribner
Director


------------------------------------------
Paul R. Shea
Director


------------------------------------------
Davis P. Thurber
Director


/s/John E. Veasey                                         February 12, 1998
------------------------------------------
John E. Veasey
Director


/s/ Peter J. Verrill                                      February 12, 1998
------------------------------------------
Peter J. Verrill
Executive Vice President, Chief Financial
 Officer and Treasurer (principal
 financial and accounting officer)